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                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                             SUBSCRIPTION WARRANTS
                                   ISSUED BY
                          APRIA HEALTHCARE GROUP INC.

     This form, or one substantially similar hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated
               , 1998 (the "Prospectus") of Apria Healthcare Group Inc., a Delaware corporation (the "Company"), if a holder of Rights cannot deliver the Subscription Warrant(s) evidencing such Rights to the Subscription Agent at or
prior to 5:00 p.m. New York City time on                , 1999 (the "Expiration
Date"). Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to 5:00 p.m. New York City time on the Expiration Date. See the discussion set forth under "The Rights Offering -- Exercise of Rights" in the Prospectus. Regardless of the manner of delivery of the Subscription Warrant, payment of the Subscription Price of $1,000 per $1,000 principal amount of Debentures subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m. New York City time on the Expiration Date. All undefined capitalized terms used herein have the definition ascribed to them in the Prospectus.


                                  The Subscription Agent is:
                                -------------------------------
           By Mail:                 Facsimile Transmission                 By Hand:
                                 (eligible institutions only):

                     To confirm receipt of facsimile only:

                            If by Overnight Courier:

     DELIVERY OF THIS FORM TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.
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Gentlemen:

     The undersigned hereby represents that he or she is the holder of
Subscription Warrant(s) representing           Rights and that such Subscription
Warrant(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m. New York City time on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege
with respect to      ,000 Rights represented by such Subscription Warrant and
(ii) the Oversubscription Privilege relating to such Rights to subscribe, to the extent that Excess Debentures are available, for an aggregate of up to
$     ,000 principal amount of Excess Debentures. The undersigned understands that payment of the Subscription Price of $1,000 per $1,000 principal amount of Debentures subscribed for pursuant to the Basic Subscription Privilege and Oversubscription Privilege must be received by the Subscription Agent at or before 5:00 p.m. New York City time on the Expiration Date and represents that
such payment, in the aggregate amount of $          , either (check appropriate
box):

     [ ] is being delivered to the Subscription Agent herewith

       or

     [ ] has been delivered separately to the Subscription Agent;

and is being or was delivered in the manner set forth below (check appropriate box and complete information relating thereto);

     [ ] wire transfer of funds

         -- name of transferor institution

         -- date of transfer

         -- confirmation number (if available)

     [ ] uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

     [ ] certified check

     [ ] bank draft (cashier's check)

     [ ] money order

         -- name of maker

         -- date of check, draft or money order number

         -- bank on which check is drawn or issuer of money order

Signature(s)

Name(s)

                             (PLEASE TYPE OR PRINT)

Address(es)
                                                                      (ZIP CODE)

Area Code and Tel. No(s).

Subscription Warrant No(s). (if available)

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                              GUARANTY OF DELIVERY
         (Not to be used for Subscription Warrant signature guarantee)

     The undersigned, a member firm of a registered national securities exchange, member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent, guarantees that the undersigned will deliver to the Subscription Agent the Subscription Warrant(s) representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

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                                   (ADDRESS)

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                        (AREA CODE AND TELEPHONE NUMBER)
Dated:  , 199____
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                                 (NAME OF FIRM)

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                             (AUTHORIZED SIGNATURE)

     The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Warrant(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

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